EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES ANNOUNCES

$52 MILLION AIRCRAFT RETIREMENT CHARGE

HOUSTON, Feb. 28, 2002 -- Continental Airlines (NYSE: CAL) today announced the permanent grounding and retirement of its DC-10-30 fleet, resulting in a special charge for leased aircraft of $52 million ($83 million before taxes).

An impairment charge for owned DC-10-30s was included in a special charge recorded by the company in the fourth quarter of 2001. The DC-10-30 fleet was temporarily grounded after the events of Sept. 11, 2001, while the company evaluated its long-term fleet plan.

The company also recently finalized an agreement with Boeing to defer certain aircraft deliveries to 2003 and beyond.

Continental offers its customers the youngest jet fleet in the industry, with an average age of 5.2 years. With the retirement of the DC-10-30 fleet, Continental now flies an international widebody fleet with an average age of only 1.8 years.

###

02033